UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

 Item 7.01.    Regulation FD Disclosure

On May 31, 2011, Signature Exploration and Production Corp., a Delaware corporation (the "Company"), issued a press release with information about the Company’s new corporate strategy to increase stockholder value. A copy of the press release issued by the Company on May 31, 2011 is attached hereto as Exhibit 99.1 and is incorporated into this Item 7 of this Current Report on Form 8-K as if fully set forth herein.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 99.1 Press release of the Company issued on May 31, 2011

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: May 31, 2011	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director